Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway NW

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

Crawford & Company Authorizes Share Repurchase AND DECLARES QUARTERLY DIVIDENDS

ATLANTA (February 11, 2022) On February 10, 2022, at its regular quarterly meeting, the Board of Directors of Crawford & Company® authorized the Company to increase its share repurchase program, approved on November 4, 2021, by an additional 5 million shares of its common stock. The Board previously authorized the repurchase of up to 2 million shares of its common stock until December 31, 2023 and, prior to this increase, the share repurchase program had only 413,317 shares available.

“Given our solid revenue growth, progress against our strategy and our current share price, which we believe is trading below intrinsic value, we are pleased with our Board’s authorization of an additional 5 million share repurchase,” said Rohit Verma, Crawford chief executive officer.

Under this repurchase program, repurchases may be made in open market or privately negotiated transactions at such times and for such prices as management deems appropriate, subject to applicable regulatory guidelines. The new authorization does not obligate Crawford to acquire any stock, and purchases may be commenced or suspended at any time based on market conditions and other factors that the Company deems appropriate.

The Board also declared a quarterly dividend of $0.06 per share on the Class A Common Stock and $0.06 per share on the Class B Common Stock, payable on March 11, 2022, to shareholders of record as of the close of business on February 28, 2022.

For further information regarding this press release, please call Bruce Swain at (404) 300-1051.

Crawford & Company®

5335 Triangle Parkway NW

Peachtree Corners, GA 30092

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

About Crawford®

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is the world’s largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporations with an expansive global network serving clients in more than 70 countries. The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75 percent of CRD-A, voting as a class. More information is available at www.crawco.com.

Tag: Crawford-Corporate, Crawford-Investor-News-and-Events

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Media Contacts: mediarelations@us.crawco.com

Lynn Cufley	Katie Cline
+44 207 265 4067	+1 470 792 5678
Lynn.Cufley@crawco.uk	Katie.Cline@us.crawco.com